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                                                                  Exhibit 23.2



               Consent of Ernst & Young LLP, Independent Auditors


        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-50105) and related Prospectus of ProMedCo Management Company for the registration of 7,360,000 shares of its common stock and to the incorporation by reference therein of our report dated May 8, 1997, with respect to the financial statements of Health Plans, Inc. for the year ended December 31, 1996, included in its Current Report on Form 8-K dated February 17, 1998, filed with the Securities and Exchange Commission.



May 6, 1998
Boston, Massachusetts